UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 11, 2016

Cohu, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-04298	95-1934119
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12367 Crosthwaite Circle, Poway, California		92064
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-848-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Cohu, Inc. (the “Company”) was held on May 11, 2016 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders cast their votes on three proposals, as set forth below. The Company had 26,294,011 shares outstanding on the March 22, 2016 record date and 25,214,538 (95.89%) were represented at the meeting.

Proposal 1. Election of Directors.

Steven J. Bilodeau was elected as a director of the Company. The results of the vote were as follows:

Votes For – 21,882,034; Votes Withheld – 312,099; Broker Non-Votes – 3,020,405

James A. Donahue was elected as a director of the Company. The results of the vote were as follows:

Votes For – 21,438,148; Votes Withheld – 755,985; Broker Non-Votes – 3,020,405

The remaining directors continuing in office until 2017 are William E. Bendush and Robert L. Ciardella and until 2018 are Andrew M. Caggia, Karl H. Funke and Luis A. Müller.

Proposal 2. The advisory vote on executive compensation of Named Executive Officers, as disclosed in the Proxy Statement, was approved. The results were as follows:

Votes For – 21,434,032; Votes Against – 594,744; Abstentions – 165,357; Broker Non-Votes – 3,020,405

Proposal 3. The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016 was approved. The results were as follows:

Votes For – 25,017,629; Votes Against – 187,630; Abstentions – 9,279; Broker Non-Votes – 0

Other presentation material from the Annual Meeting is available at www.cohu.com/investors/presentations.htm

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohu, Inc.

May 11, 2016	By:	/s/ Jeffrey D. Jones
Name: Jeffrey D. Jones
Title: Vice President, Finance & CFO